UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 11, 2007
ATHEROGENICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Georgia	0-31261	58-2108232
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)
8995 Westside Parkway
Alpharetta, GA 30004
(Address of principal executive offices)
Registrant’s telephone number, including area code (678) 336-2500

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On July 11, 2007, AtheroGenics, Inc. (the “Company”) issued $60,410,000 in aggregate principal amount of its 4 1/2% Convertible Notes due 2011 (the “2011 Notes”) to certain holders (the “Holders”) of $38,000,000 in aggregate principal amount of its 4 1/2% Convertible Notes due 2008 (the “2008 Notes”). The 2011 Notes were issued under an Indenture (the “Indenture”) dated July 11, 2007 between the Company and The Bank of New York Trust Company of Florida N.A., as Trustee (the “Trustee”).
     The terms of the 2011 Notes are substantially similar to the 2008 Notes including the same customary events of default, except that the 2011 Notes will mature in March 2011 as opposed to September 2008. The 2011 Notes, like the 2008 Notes, bear interest at an annual rate of 4 1/2%, payable semiannually in arrears on March 1 and September 1.
     Like the 2008 Notes, the 2011 Notes are convertible into shares of the Company’s common stock (“Shares”) at any time prior to the close of business on the final maturity date, subject to the Company’s right to redeem the 2011 Notes prior to their maturity. The initial conversion rate for the 2011 Notes is 65.1890 Shares per $1,000 principal amount of 2011 Notes. The conversion rate is subject to adjustment in the event of certain transactions, including the payment of stock dividends, subdivision or combination of the Shares, extraordinary distributions to holders of the Shares and certain tender offers for the Company’s Shares. The conversion rate may also be increased at the discretion of the Company’s board of directors.
     The Indenture and form of 2011 Notes are attached hereto as Exhibits and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
The following exhibits are filed with this current report on Form 8-K.

Exhibit No.	Description

4.1	Indenture, dated July 11, 2007, between AtheroGenics, Inc. and The Bank of New York Trust Company of Florida, N.A.

4.2	Form of 4 1/2% Convertible Note due 2011 (included in Exhibit 4.1)

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ATHEROGENICS, INC.

Date: July 12, 2007	By:	/s/ Mark P. Colonnese

Mark P. Colonnese Executive Vice President, Commercial Operations and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

4.1	Indenture, dated July 11, 2007, between AtheroGenics, Inc. and The Bank of New York Trust Company of Florida, N.A.

4.2	Form of 4 1/2% Convertible Note due 2011 (included in Exhibit 4.1)